News Release

For Immediate Release

TearLab Announces Appointment of Wes Brazell as CFO

SAN DIEGO, July 6, 2015 – TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or the “Company”) today announced the appointment of Wes Brazell as its Chief Financial Officer, with overall responsibility for operational finance, financial reporting, budgeting and strategic planning, as well as helping to manage the Company’s relationships and interactions with the investment community. Mr. Brazell succeeds William Dumencu, who will continue to support the Company in a consulting role until the end of 2015.

Mr. Brazell has an accomplished history of financial leadership success. In an executive management career that spans close to three decades, he most recently served as the Chief Financial Officer of Academic Partnerships, a leader in partnering with universities to increase access to and affordability of higher education through technology and online instruction. Previously, his 21 years of progressive experience at Alcon Laboratories, Inc. (“Alcon”) included executive roles as Vice President, Global Business Planning and Analysis, Chief Financial Officer (Europe, Middle East and Africa Region) and Chief Financial Officer (United States Region), in addition to earlier positions in commercial finance, internal audit and investor relations. Before joining Alcon in 1993, Mr. Brazell held various positions at KPMG Peat Marwick, including serving audit clients in the healthcare, manufacturing and financial sectors as well as training staff accountants in auditing, reporting and leadership. Mr. Brazell is a Certified Public Accountant, holds a Bachelor of Business Administration degree in Accounting from Baylor University and has completed executive leadership training at Harvard Business School.

TearLab also announced today that it is moving its corporate headquarters from San Diego, CA to Dallas-Fort Worth, TX. The move will enable better synergy and effectiveness across the full commercial team, which will now be based out of Texas. In addition, Tearlab will maintain its presence in the San Diego market for the R&D and manufacturing side of its business.

“I am excited to welcome Wes as a member of our executive team,” commented TearLab’s Chief Executive Officer, Elias Vamvakas. “He is extremely well qualified and brings a breadth of relevant financial management experience that will be invaluable as we execute the next stages of our commercial strategy.”

Mr. Brazell said, “This is an exciting time to be joining TearLab, and I am very pleased to return to ophthalmology where I have spent most of my professional career. I look forward to contributing to the Company’s continued success and identifying ways to enhance shareholder value.”

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity® Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. Headquartered in San Diego, CA, TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about TearLab. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our annual and quarterly reports on Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

CONTACT:

Stephen Kilmer

(647) 872-4849

skilmer@tearlab.com